                                                                    EXHIBIT 99.2







                                 LEASE AGREEMENT



                                  BY AND AMONG


                               HARRIS CORPORATION
                           SEMICONDUCTOR BUSINESS UNIT


                                       AND




                                ALIGN-RITE, INC.

                                  LEASE SUMMARY


Lessor:                                 Harris Corporation
                                        Semiconductor Business Unit
        Notice Address:                 2401 Palm Bay Road NE, m/s 53-205
                                        Palm Bay, FL 32905
                                        Attention: Tim Muth

        Phone Number:                   (407) 724-7988
        Fax Number:                     (407) 729-4887

        with a copy to:                  Vice President Counsel
                                         Harris Semiconductor Business Unit
                                         2401 Palm Bay Road NE, m/s 53-216

        Fax Number:                      (407) 729-5952
----------------------------------------------------------------------------------------------


LESSEE:                                 Align-Rite, Inc.
        Notice Address:                 c/o 2428 Ontario Street
                                        Burbank, CA  91504
                                        Attention: Petar Katurich

        Phone Number:                   (818) 843-7220
        Fax Number:                     (818 563-4902

        with a copy to:                 J. Jay Herron, Esquire
                                        Robert L. Davis, Esquire
                                        O'Melveny & Myers
                                        610 Newport Beach, California 92660

        Phone Number:                   (949) 823-6906
        Fax Number:                     (949) 823-6994

----------------------------------------------------------------------------------------------

Date of this Agreement:                 July 2, 1999

Description of Demised Premises:        Building 60 and a portion of Building 56, as
                                        described in Exhibits "A" through "D" hereof

Gross Rentable Square Feet:              Building 60: approx. 25,567 sq. ft.
                                         Building 56: approx. 8,108 sq. ft.


Tenant's proportionate Share:           Building 60:  100%
                                        Building 56:  50.6% (4,101 sq. ft.) with option
                                                         to expand to 95%

Rent:                                   Years 1 - 2   $225,000.00 annually, plus
                                              tax; adjusted if the option to
                                              expand the occupied portion of
                                              building 56 is exercised
                                              ("Adjusted Rent")

                                                      $225,000 or the adjusted
                                              rent increased by the increase, if
                                              any, in the Producer Price Index
                                              for the month of July in the year
                                              in which any option to renew is
                                              exercised over the Producer Price
                                              Index for July, 1999, if option to
                                              renew is exercised.


Term of Lease:                          Two (2) years

Option to Extend Term:                  Six (6) options of three (3) years each

Commencement date:                      July 3, 1999

Liability Insurance:                    Lessor to provide for Building Shells
                                        Lessee to provide for Building contents

Security Deposit:                       None

                                Table of Contents

1.      Premises
2.      Term
3.      Rent
4.      Additional Rent / Tax
5.      Use of Premises
6.      Utilities
7.      Maintenance, Repairs & Alterations
8.      Fixtures
9.      Security
10.     Services
11.     Signs
12.     Parking Spaces
13.     Entry Way
14.     Hazardous Material Storage Area
15.     Stock Room
16.     Telephone Communications Equipment
17.     Condition of Premises
18.     Insurance
19.     Destruction of Premises
20.     Condemnation
21.     Default
22.     Remedies Upon Event of Default
23.     Option to Renew
24.     Option to Expand
25.     Hazardous Materials
26.     Indemnification
27.     Abandonment of Premises
28.     Assignment and Subletting
29.     Option to Cancel
30.     Compliance with Law
31.     Holding Over
32.     Lessor's Right to Entry and Inspection
33.     Lessor's Right to Perform Lessee's Covenants
34.     Late Payment Charges
35.     Liens
36.     Notices
37.     Quiet Enjoyment
38.     Security Deposit
39.     Successors and Assigns
40.     Surrender of Premises
41.     Transfer of Property by Lessor
42.     Estoppel Certificate and Subordination

43.     General
44.     Governing Law
45.     Force Majeure
46.     Entire Agreement
47.     Attorneys' Fees
48.     Authority



                                    Exhibits

Exhibit A - Map of the Complex located at 2401 Palm Bay Road NE,
            Palm Bay, FL  32905

Exhibit B - Description of the demised Premises

Exhibit C - Layout of Building 56, first floor

Exhibit D - Layout of Building 56, second floor

                              COMMERCIAL NET LEASE

This Lease Agreement is entered into this 2nd day of July, 1999 at Palm Bay, Florida, by and among Harris Corporation, a Delaware Corporation, acting through its Semiconductor Business Unit, 2401 Palm Bay Rd. NE, Palm Bay, FL 32905 ("Lessor"), Align-Rite, Inc., a Florida Corporation ("Align-Rite"), 2428 Ontario Street, Burbank, CA 91504-3195 ("Lessee").


                                    RECITALS

        WHEREAS, Lessor and Lessee have or will enter into a separate Asset Purchase Agreement ("Asset Purchase Agreement") of even date herewith for the sale of certain assets to Lessee used in connection with Lessor's Photomask Business; and

        WHEREAS, Lessor and Lessee have or will enter into a separate Site Services Agreement ("Site Service Agreement") of even date herewith for the provision of certain services to Lessee used in connection with Lessor's Photomask Business; and

        WHEREAS, Lessor has agreed to lease the principal facilities used in the Photomask Business ( as defined in the Asset Purchase Agreement) to Lessee.


                                    AGREEMENT

        In consideration of the premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.      PREMISES:

        Lessor hereby leases to Lessee and Lessee hires from Lessor for the Term, at the rental, and upon all of the conditions set forth herein, a portion of the complex situated in the City of Palm Bay, Brevard County, State of Florida, located at 2401 Palm Bay Rd. NE, Palm Bay, FL 32905 (the "Complex", a map of which is attached hereto and incorporated herein as Exhibit "A"), said portion consisting of Building 60, which contains the Imaging Technology Group photomask manufacturing facilities, and a portion of Building 56, which contains office space, more particularly depicted in Exhibits "B" through "D" attached hereto and incorporated herein by reference (the "Premises").

2.      TERM:

        The term of this Lease shall be for twenty-four (24) months commencing July 3, 1999, (the "Commencement Date") and terminating on July 2, 2001, The term shall be automatically renewed for six extensions of three years each, pursuant to Section 23, unless terminated pursuant to Section 29 (as so extended the "Term").

3.      RENT:

        Rent shall be payable in advance on the first day of each month, commencing on July 3, 1999 without abatement, deduction, offset, prior notice or demand. Building 60 is a triple-net lease, whereby the monthly rent covers the building shell only; real property taxes, utilities, site services and insurance on the building shell a are not included. Building 56 is a fully-burdened lease, whereby the monthly rent includes all utilities, real property taxes, and insurance on the building shell. The total rent for the Premises, consisting of 100% occupancy of building 60 and initially 50.6% occupancy of Building 56, shall be $225,000.00 annually, which is $18,750.00 per month.

        If the Commencement Date of this Lease is other than on the first of the month, that month's rent shall be pro-rated accordingly. The rent for the last month of the Lease, whether during the Term, shall also be pro-rated. Commencing on the twenty-fifth (25th)month of the Term hereof and thereafter every three
(3) years, the annual rent shall be adjusted (as illustrated below) by adding to the annual rent an amount calculated by multiplying Base Rent by the Increase in PPI, if a positive number. As used herein: "Base Rent" means $225,000 or, if Lessee has exercised its option to increase occupancy of Building 56 to 95% of the area of the Building, $250,000; "Increase in PPI" means the amount obtained by subtracting the Commencement PPI from the Final PPI and dividing such difference by the Final PPI; "Commencement PPI" means the PPI for July 1999; "Final PPI" means, with respect to the first renewal term, the PPI for June 2001 and, with respect to each successive renewal term, the PPI for the month immediately preceding the first month of the applicable successive renewal term; and "PPI" means the Producer Price Index for the month in question as published by the United States Department of Commerce ("USDC"), or such substitute or replacement index therefor as may be published by the USDC. In the event that the PPI is discontinued and not replaced by an index published by the USDC, the parties hereto shall agree to a reasonable replacement index to approximate the results under the foregoing formulas that would be achieved through use of the PPI.

        Example of Rent Calculation

        New Rent (1st Renewal Term) =

Base Rent + [(Base Rent) x ({PPI (6/01)} - {Commencement PPI}/Commencement PPI)]

        New Rent (2nd Renewal Term) =

Base Rent + [(Base Rent) x ({PPI (6/04)} - {Commencement PPI}/Commencement PPI)]

        Should Lessee exercise the option to expand as set forth in Section 23 herein, the monthly rent of Building 56 will increase to reflect 95% occupancy, and the total rent for the Premises shall be $250,000 annually, which is $20,833.33 per month.


4.      ADDITIONAL RENT / TAX:
a) In addition to the rent required to be paid under this Lease, Lessee shall pay, as additional rent, the utilities charges as set forth in the "Consumables" Section (provided to Align-Rite by Harris) on page 2 of Exhibit "A" of the Site Services Agreement.

b) In addition to the rent required to be paid under this Lease, Lessee shall pay, as additional rent, six percent (6%) Florida sales tax on the monthly rental amount as required by Florida Statutes Section 212.031.

        c) In addition to the rent required to be paid under this Lease, Lessee shall pay, as additional rent, a monthly pro-rata portion of any and all Real Property Taxes levied or assessed against Buildings 60 during the Term of this Lease. The estimated real estate taxes in fiscal year 2000 for Building 60 is $17,244.

        d) For purposes of this Lease, Real Property Taxes shall be defined as follows: (i) All real estate taxes, including but not limited to town, county and school taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease including any extension period hereof on the Premises, (ii) any taxes that shall be levied in lieu of the taxes described in
(i) above or that shall be levied on the gross rentals of the Premises but excluding all income taxes of Lessor, (iii) any other governmental real estate taxes, levies, impositions or charges of a similar or dissimilar nature, whether general, special, supplemental, ordinary, extraordinary, foreseen or unforeseen that may be assessed, levied or imposed upon all or any part of the Premises, and (iv) the reasonable expense of contesting the amount or validity of any such taxes, charges or assessments, such expense (including reasonable attorneys' fees) to be applicable to the period of the item contested. If the method of taxation of real estate utilized by the taxing jurisdictions having jurisdiction over the Premises at the time of execution of this Lease shall be altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Lessor wholly or partially, as a capital levy or other tax or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Premises shall be included within the term "Real Estate Taxes."

        e) Tax Hold-Harmless Clause: Lessee shall indemnify and hold Lessor and the property of Lessor, including said Premises and any improvements now or hereafter on said Premises, free and harmless from any liability, loss, or damage resulting from any taxes, assessments, or other charges required by this Article to be paid by Lessee and from all interests, penalties, and other sums imposed thereon and from any sales or other proceedings to enforce collection of any such increase in taxes, assessments, or other charges.

        f) Payment by Lessor: Should Lessee fail to pay within the time specified in this Article any taxes, assessments, or other charges required by this Article to be paid by Lessee, Lessor may, but is not obligated to, without notice to or demand on Lessee, pay, discharge, or adjust such tax, assessment, or other charge for the benefit of Lessee. In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for the full amount paid by Lessor in paying, discharging, or adjusting such tax, assessment, or other charge together with interest thereon at the rate of ten percent (10%) per annum from the date of payment by Lessor until the date of repayment by Lessee. Where no time within which any charge required by this Article to be paid by Lessee is specified in this Article, such charge must be paid by Lessee before it becomes delinquent.

        g) Lessee shall pay all taxes assessed against or levied upon fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises other than those furnished and paid for by Lessor.


5.      USE OF PREMISES

The Premises shall be used and occupied by Lessee for its lawful business consistent with the Photomask Business conducted on the Premises by Lessor prior to the Closing Date and incidental uses thereto. Lessee is responsible to obtain any and all licenses and/or permits required for the lawful operation of Lessee's business.


6.      UTILITIES:

Lessee shall pay or cause to be paid all charges for the furnishings of utilities to Building 60 including, but not limited to, water, electricity, nitrogen and deionized water to the Premises during the term of this Lease as set forth in the Site Services Agreement. Lessor will provide utilities in accordance with Lessor's specifications. Lessee hereby acknowledges that Lessor is not in the business of providing the utilities herein and that Lessor does not warrant the performance of providing utilities hereunder. In the event of an error or omission in the provision of utilities which shall be established to be principally caused by Lessor's performance hereunder, Lessor shall credit Lessee for any previously invoiced charges in connection with such utilities. Such adjustment shall be Lessee's only remedy. Lessor shall have no liability to Lessee for any special, consequential, or incidental damages. Lessor shall undertake to perform services hereunder for Lessee substantially in the same manner as if it were performing such services for a Lessor business unit. Lessor's obligations to provide any service hereunder is conditioned upon the responsible party obtaining prior to the commencement of such services all necessary governmental licenses, approvals, and permits. The utility charges shall be considered additional rent in accordance with Article 4 of this Lease.


7.      MAINTENANCE, REPAIRS & ALTERATIONS:

        a) Lessee agrees that the Premises are now in a tenantable and good condition. Lessor shall maintain the building structure, all utility and production supply piping up to the point of entry into the Premises or to the meter, if applicable, windows, doors, landscaping, parking lot, fire detection and alert system, and the interior sprinkler system of the Premises in good condition and repair in accordance with the policies and procedures of Lessor, whether written or oral, by which Lessor maintains the other buildings on the Complex. Repairs will be performed in accordance with Lessor's standard procedures for scheduling such work, using the same workmanship levels and materials used for the adjacent buildings of the Complex as shown on Exhibit "A". Lessee shall maintain the remainder of the Premises in good condition and repair.

        b) Lessee may use any contractor of Lessee's choice to complete any repair, maintenance, alteration, or improvement to be completed under this Section. All such contractors must submit required information to Lessor's facility and security functions and be cleared and badged appropriately before being admitted to the Complex. Information required to be submitted to the Facilities department prior to the commencement of work includes the scope of the work, detailed engineering drawings, and a bill of materials. In the alternative, at Lessee's request, Lessor shall make available to Lessee, Lessor's list of qualified contractors, which Lessee is free to hire to complete any repair, maintenance, alteration, or improvement.

        c) The Premises shall not be materially altered, repaired or changed without the written consent of Lessor, which will not be unreasonably withheld. Detailed descriptions or drawings ("Plans") of proposed alterations are to be supplied to the Lessor ten (10) business days prior to the start of work. The Lessor will respond in writing within ten (10) business days of its receipt of any Plans; Lessor's failure to respond within such period shall be conclusively deemed to be Lessor's approval of the applicable Plans.

        d) Lessee may at Lessee's option and Lessee's expense submit a work order to Lessor's facilities department to complete any repair, maintenance, alteration, or improvement. In such event Lessor shall charge Lessee for the work in accordance with the Site Services Agreement between Lessor and Lessee.


8.      FIXTURES:

        Only those fixtures and improvements set forth in Schedules to the Asset Purchase Agreement shall belong to Lessee; all other fixtures and improvements to the Premises shall remain the property of Lessor. All fixtures and improvements other than Lessee's trade fixtures and equipment which are installed or constructed upon or attached to the Premises by either the Lessor or the Lessee shall become a part of the realty and belong to Lessor. Lessee may, at the termination or expiration of this Lease, or at any other time, remove from the Premises all trade fixtures, equipment, and other personal property owned by Lessee and not permanently affixed to the Premises. Upon said removal, Lessee shall restore the Premises to its original condition at the time of occupancy, normal wear and tear and other casualty damage excepted.

9.      SECURITY:

        Building security will be supplied by the Lessor at the cost and terms set forth in the Site Services Agreement. These services include:

(a) Guard Services:

o Periodic checks of the closed area: twice per day during 1st shift, and every two hours during 2nd and 3rd shifts, weekends, and holidays.

(b) Badging:

o Badge Lessee's guests and employees with a badge different from that of Lessor's employees, but permitting Lessee's employees unrestricted access to all common areas of the Complex. Lessor's employees and agents shall have unrestricted access to both Building 56 and 60.

o   Lobby training and support for Building 60 receptionist

o   Provide perimeter access control and interface with Cardkey systems

o   Handle incoming and outgoing classified visits

(c) Clearances:

o Fingerprinting, paperwork processing, electronic submission to appropriate government agencies, appointments for polygraphs, interviews with government investigators.

(d) Briefings:

o Initial security briefings to all cleared employees, rebrief when appropriate, debrief when employees terminate.

o   Foreign travel briefing and reporting

o   Computer Security briefings

(e) Security Education:

o   Periodic reminders of security practice for cleared employees

(f) Locks and Combinations:

o Furnish "approved containers" and approved locks for classified storage, maintain classified combinations. Change combinations when required.

(g) Classified Material Control:

o Control and accountability of all classified materials (documents and hardware).

o   Shipping and Receiving of all classified material on the premises.

(h) Computer Security support

(i) CSSO (Contractor Special Security Officer) and COMSEC (Communications Security) Custodian on premises.

(j) Liaison with Defense Security Service Reps. and NSA for internal audits and inspections.

        Lessee shall appoint a security officer responsible for all security matters relating to Lessee's Photomask Business. The name of this person shall be provided to Lessor within five (5) business days after the commencement of this Lease. Lessee shall, at its sole cost, obtain a security clearance for the Premises as required to handle classified materials in accordance with U.S. Government Department of Defense requirements.

        Lessee will have access to and use of the secure conference room located in Building 52 as shown on Exhibit "A", subject to preemption by Lessor for confidential meetings which necessarily take priority over said use by Lessee. Lessee shall comply with Lessor's on-site hurricane preparedness and evacuation plan as directed by the Complex Director of Emergency Operations. Lessee acknowledges receipt of a copy of Lessor's Hurricane Plan.


10.     SERVICES

        Lessor will provide Lessee with site services in accordance with the cost and terms set forth in the Site Services Agreement.


11.     SIGNS

        a) Lessee may install a suitable sign on the Complex which meets all applicable signage codes, with the prior written approval of the Lessor, which shall not be unreasonably withheld. Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor, which consent shall not be unreasonably withheld. The cost of the sign, its installation, operation, and maintenance expenses shall be Lessee's sole expense.

        b) Lessee may install suitable signs which meet all applicable signage codes for the six (6) designated parking spaces assigned in Section 12, subject to the prior written approval of the Lessor, which consent shall not be unreasonably withheld. Upkeep of the signs shall be at Lessee's sole expense.


12.     PARKING SPACES

        Lessee shall be assigned and entitled to use at no additional cost six
(6) parking spaces in the parking lot located to the south of Building 54 and to the east of Building 53 of the Complex as shown on Exhibit "A". Lessee may mark these as designated spaces with signs as set forth in Section 11.

13.     ENTRY WAY

        Lessee may install a separate covered entry way to Building 60 from the parking lot located to the south of Building 54 and to the east of Building 53 of the Complex as shown on Exhibit "A", with the prior written consent of the Lessor, which consent shall not be unreasonably withheld. The cost of the entry way, its installation, operation, and maintenance shall be at Lessee's sole expense.

14.     HAZARDOUS MATERIAL STORAGE AREA

        Lessee may build a separate storage area for Hazardous Materials on the west side of Building 60 adjacent to the loading dock with approximate dimensions of twenty-four feet by twenty feet (24' x 20'), having access from both inside and outside the building, subject to the prior written consent of Lessor, which consent shall not be unreasonably withheld. The cost of installation, operation, and maintenance of this storage area shall be at Lessee's sole expense.


15.     STOCK ROOM

        Lessee shall have access to and use of the Building 61 stock room during Lessor's normal operating hours for those materials necessary for operation of Lessee's Photomask Business. Materials stored by Lessee shall be substantially the same as those stored by Lessor for use in the Photomask Business prior to the Closing Date. No material change in the type or kind of materials stored in Building 61 after the Closing Date by Lessee is allowed without the prior written approval of Lessor, which consent shall not be unreasonably withheld. Lessee must furnish Material Safety Data Sheets with any new chemicals approved for storage by Lessor. For the purposes of Sections 15 and 25 the introduction, use, storage or disposal of any materials not used by the Photomask Business prior to the Closing Date, which are toxic, corrosive, hazardous substances or flammable (including solvents) constitutes a material change.


16.     TELEPHONE COMMUNICATIONS EQUIPMENT

        Lessee shall be allowed to use the local telephone service provider's external telephone lines and network interface on the Complex for connecting their own separate telephone system with the service provider. Lessor's telecommunications personnel shall be consulted prior to any work relating to telephone connections is performed. All work, equipment, connection fees, and usage fees for a separate telephone system and account will be at Lessee's sole expense. If Lessee exercises the option to expand as set forth in Section 24 herein, Lessor's telecommunications personnel shall be allowed access to the sixty-nine (69) square-foot Communications Equipment Room (CER) located in Building 56 as shown in Exhibit "C" during the remainder of the Term, with reasonable prior notice to Lessee. Lessor shall maintain possession and control of the four-hundred (400) square-foot CER located in Building 56 as shown on Exhibit "C" throughout the entire Term of this Lease, including renewal Terms.


17.     CONDITION OF PREMISES:

        Except as otherwise provided in this Lease, Lessee has inspected and hereby accepts the Premises in their condition existing as of the Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by all exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business, except as set forth in the Asset Purchase Agreement.

        Notwithstanding the foregoing, Lessor agrees to deliver the Premises to Lessee with basic facilities equipment in repair and operational including those mechanical, plumbing and electrical systems which were in place as of July 2, 1999. Lessor agrees to provide a knowledgeable individual to review the start-up of the basic facility equipment and transfer the information to the appropriate staff member of Lessee. This support will not exceed one week of time and will be a one-time event.


18.     INSURANCE

        Lessor will obtain and keep in effect throughout the Term an insurance policy providing general comprehensive property damage insurance for the building shells, including floor, walls and ceiling (but not the cleanroom) only. Lessee will obtain and keep in effect throughout the Term an insurance policy providing bodily injury liability insurance with a limit amount of not less than $2,000,000.00 per occurrence, which names Lessor as an additional insured. The limits of said insurance shall not however limit the indemnity provisions of Lessee hereunder.

        (a) Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any person in, on, or about the Premises nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents, invitees or contractors whether such damage or injury is caused by or results from fire, wind, steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause whether the same damage or injury results from conditions arising upon the Premises or upon other portions of the Complex of which the Premises are a part or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, unless such damage or injury results from the gross negligence or willful acts of Lessor, Lessor's employees, agents or contractors.

        (b) Property Damage Insurance: Lessee agrees at its sole expense to maintain in full force during the Term, a policy of property damage coverage for any and all personal property of Lessee on the Premises in the amount of its reasonable replacement value. Consistent with the foregoing, Lessee shall, at Lessee's own cost and expense at all times herein, during the Term of this Lease and any extended term thereof, keep the contents of the Premises, including the cleanroom, improvements and other personal property on the Premises insured for their full replacement cost against loss or destruction by fire, earthquake, flood wind, and other perils, including vandalism and malicious mischief, commonly covered under the standard extended coverage endorsement in Brevard County, State of Florida.

               "Full replacement cost" as used in this section shall mean the actual cost of replacement for personal property and other improvements on the Premises as determined from time to time. If at any time during the term of this Lease, Lessor believes that the full replacement cost has increased, Lessor shall notify Lessee in writing. If Lessee agrees with the increased full replacement cost set forth in Lessor's notice, Lessee shall increase the amount of insurance carried to the amount stated in the notice. If the parties are unable to agree within that time period, the increased full replacement cost, if any, shall be determined by the insurance carrier that is then carrying the largest amount of fire and extended coverage on the Premises. That determination shall be final and Lessee shall immediately increase the amount of insurance to the amount determined by that carrier.

        (c) Waiver of Subrogation Rights: Lessee and Lessor each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to all perils insured against, which perils occur in, on or about the Premises whether due to the negligence of Lessor or Lessee or their agents, employees, contractors or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.


19.     DESTRUCTION OF PREMISES

        (a) Duty to Repair or Restore: If any improvements, including buildings and other structures, located on the Premises are damaged or destroyed during the term of this Lease or any renewal or extension thereof, the damage shall be repaired as follows:

            (i) If the damage or destruction is caused by a peril against which fire and extended coverage insurance is required to be carried by Section 18 of this Lease, Lessor shall repair that damage as soon as reasonably possible and restore the Premises and improvements to substantially the same condition as existed before the damage or destruction, regardless of whether the insurance proceeds are sufficient to cover the actual cost of repair and restoration.

            (ii) If the damage or destruction is of personal property of Lessee and is caused by a peril against which fire and extended coverage insurance is required to be carried by Section 18 of this Lease, Lessee shall repair that damage as soon as reasonably possible and restore the Premises and improvements to substantially the same condition as existed before the damage or destruction, regardless of whether the insurance proceeds are sufficient to cover the actual cost of repair and restoration.

            (iii) If the damage or destruction is caused by a peril against which insurance is not required to be carried by this Lease, subject to their rights to terminate this Lease described in this Section, Lessor shall repair that damage to the buildings and Lessee shall repair that damage to its personal property and any improvements to the Premises owned by Lessee, trade fixtures, equipment and the like as soon as reasonably possible and restore the Premises to substantially the same condition as existed before the damage or destruction.

        (b)  Termination of Lease for Certain Losses:

            (i) Notwithstanding any other provision of this Lease, if any improvements located on the Premises are damaged or destroyed to such an extent it will cost more than $250,000.00 (as determined by Lessor in the exercise of its reasonable discretion) to repair or replace them, and the damage or destruction is caused by a peril against which insurance is not required to be carried by this Lease, Lessor may terminate this Lease by giving Lessee written notice of the termination. The notice must be given within thirty (30) days after occurrence of the damage or destruction.

               (ii) Lessee and Lessor shall each have the right in its respective sole and absolute discretion, to terminate this Lease under either of the following circumstances:

                             (A) If the Premises are damaged or destroyed from
any cause whatsoever, insured or uninsured, and the laws then in existence do not permit the repair or restoration of the Premises provided for in this article; or

                             (B) If the Premises are destroyed from any cause
whatsoever, insured or uninsured, during the last twelve (12) months of the Term.

            (iii) Either party may terminate this Lease in accordance with
Section 18(b)(i) or (ii) by giving written notice of termination to the other not later than thirty (30) days after occurrence of the event giving rise to the termination under subsection (ii), and termination shall be effective as of the date of the notice of termination. In the event of a termination under subsection (ii), Lessee shall not be entitled to collect any insurance proceeds attributable to insurance policies covering the Premises or improvements, except those proceeds attributable to Lessee's personal property and trade fixtures.

            (iv) If this Lease is terminated pursuant to either subsection (i) or (ii) above, rent, taxes, assessments, and other sums payable by Lessee to Lessor under this Lease shall be prorated as of the termination date. If any taxes, assessments, or rent has been paid in advance by Lessee, Lessor shall refund it to Lessee for the unexpired period for which the payment has been made.

        (c) Time for Construction of Repairs: Any and all repairs and restoration of improvements required by this section shall be commenced by Lessor or Lessee, as the case may be, within a reasonable time after occurrence of the damage or destruction requiring the repairs or restoration, shall be diligently pursued after being commenced, and shall be completed within a reasonable time after the loss. If Lessor is required under this Lease to perform the repairs and restoration, Lessor shall cause the repairs and restoration to be completed not later than one hundred twenty (120) days after occurrence of the event causing destruction or Lessee shall have the right to terminate this Lease. In the event of damage or destruction to the Premises as described in this Section 18, rent shall be abated in proportion to the extent that the Premises are rendered untenantable by such damage or destruction from the date of such damage or destruction to the date of substantial completion of all required repairs and restoration.


20.     CONDEMNATION:

        (a) Total Condemnation Defined: The term "total condemnation" as used in this section shall mean the taking by eminent domain or transfer under threat thereof ("condemnation") by a public or quasi-public agency or other entity having the power of eminent domain ("condemnor") of either:

            (i) More than thirty-three percent (33%) of the ground area of Building 60; or

            (ii) Less than thirty-three percent (33%) of the ground area of Building 60 at a time when the remaining portion of Building 60 or improvements thereon cannot reasonably be restored in Lessor's reasonable judgment to a condition suitable for Lessee's occupancy for the uses permitted by this Lease within thirty (30) normal eight-hour working days under all laws and regulations then applicable; or

            (iii) Less than thirty-three percent (33%) of the ground area of Building 60 in such a manner that Lessee is substantially prevented from carrying on operations of a permitted use under this Lease on the remaining portion of the Premises.

            (iv) If Building 56 or any portion thereof is taken by condemnation, Lessor shall provide Lessee substantially similar office space, reasonably acceptable to Lessee, elsewhere on the Complex.

        (b) Partial Condemnation Defined: The term "partial condemnation" as used in this section shall mean any condemnation of a portion of the Premises that is not a total condemnation under Section 20(a) of this Lease.

        (c) Termination for Total Condemnation: In the event of a total condemnation of the Premises during the term of this Lease, this Lease shall terminate without further notice as of 12:01 A.M. on the date that Lesee surenders the Premises as a result of the order or decree of condemnation ("Surrender Date") All rent payable under this Lease shall be prorated as of 12:01 A.M. on said date and a prompt refund or payment of rent for the unexpired period of this Lease shall be made by Lessor to Lessee. On the making of that rent adjustment, both Lessor and Lessee will be released and discharged from any and all further obligations under this Lease.

        (d) Effect of Partial Condemnation: In the event of a partial condemnation of the Premises, this Lease shall terminate as to the portion of the Premises taken on Surrender Date, but shall remain in full force and effect as to the remainder of the Premises; provided, however, that promptly after the Surrender Date, Lessor shall restore, at Lessor's own cost and expense, the improvements on the remainder of the Premises to a condition making the Premises tenantable by Lessee for the uses permitted by this Lease. Any rent payable under this Lease after the Surrender Date shall be reduced by the percentage the ground area of the portion taken by eminent domain bears to the total ground area of the Premises on the date of this Lease. In addition, the rent payable under this Lease shall be further abated during the time and to the extent Lessee is prevented from occupying all of the remainder of the Premises by the work of restoration required by this section to be performed by Lessor.

        (e) Lessor's Power to Sell in Lieu of Condemnation: Lessor may, without any obligation or liability to Lessee and without affecting the validity or continuation of this Lease other than as expressly provided in this section, agree to sell or convey to the condemnor, without first requiring that an action or proceeding for condemnation be instituted or tried, that portion of the Premises sought by the condemnor, free from this Lease and the rights of Lessee in the Premises other than as provided in this Section 20.

        (f) Condemnation Award: All compensation and damages awarded or paid for the condemnation of the Premises or any portion of the Premises, or for any sale in lieu of condemnation as authorized by Section 20(e) above, shall, except as otherwise expressly provided in this section, belong to and be the sole property of Lessor. Lessee hereby assigns to Lessor any claim Lessee might have except for enforcement of this provision against Lessor, the leased Premises, or condemnor for diminution in value of the leasehold estate created by this

Lease or the value of the unexpired term of this Lease; provided, however, that Lessee is entitled to seek to recover from the condemnor, but not from Lessor:

            (i) The cost of removing any trade fixtures, furniture, or equipment from the portion of the Premises taken by condemnation;

            (ii) The value of any improvements installed by Lessor on the portion of the Premises taken by condemnation that Lessee has a right to remove under this Lease but that Lessee elects not to remove; and

            (iii) The then amortized value of all improvements made by Lessee on the portion of the Premises taken by condemnation that could not be removed by Lessee on expiration of this Lease because of provisions of this Lease.

21.     DEFAULT:

        Lessor will provide Lessee advance written notice in the event of any default. Lessee will have ten (10) days to cure said default in the event of a monetary default, and thirty (30) days to cure said default in the event of a non-monetary default` or such longer period as may be necessary to cure such non-monetery default if not reasonably susceptible of cure within thirty (30) days provided that Lessee diligently and continuously prosecutes such cure to completion . Any one or more of the following, if not cured following notice by Lessor within the periods specified in the foregoing sentence, will constitute an event of default by Lessee hereunder, if Lessee during the Term:

a) Does not pay in full within ten (10) days after notice is given of all base rent, additional rent, expenses and charges due under this Lease; or,

b) Violates, fails to perform, or otherwise breaches any term, covenant, or condition of this Lease and the same is not cured after notice thereof; or,

c) Permits leasehold estate or any property of Lessee to be exposed for sale or judgment or execution process by sheriff, marshal, or constable; or,

d) Becomes insolvent, makes an assignment for the benefit of creditors, is adjudicated bankrupt, files a bill in equity, or otherwise initiates proceedings for the appointment of a receiver of its assets, files a voluntary petition under the provisions of the United States Bankruptcy Court or under the insolvency laws of any state, or has an involuntary petition filed against it, which involuntary petition is not discharged within ninety (90) days of filing; or,

e)  Records or attempts to record this Lease in any office of public recording;
    or,

f)  Assigns or sublets this Lease, except as provided herein; or,

g) Fails to move into or take possession of the Leased Premises upon commencement of the Term.

h) Fails to abide by the Hazardous Materials storage, handling, and discharge requirements set forth in Section 25 herein.

22.     REMEDIES UPON EVENT OF DEFAULT:

        Upon the occurrence of an event of default, Lessor may terminate Lessee's right to possession of the Premises at any time by written notice to Lessee. If the Lessor terminates this Lease as herein provided, Lessor may retake possession, or pursue any other remedy afforded by law, provided that such default and all other defaults at the time existing have not been fully cured, and all reasonable expenses and costs incurred by Lessor, including all reasonable attorneys' fees, in connection with enforcing this Lease, shall not have been fully paid.

        Any such termination shall apply to any extension or renewal of the term herein demised, and to any right or option on the part of Lessee that may be contained in this Lease or any agreement. Following an event of default as defined herein or abandonment of the leased Premises by the Lessee, in addition to all other remedies, Lessor shall have the option to declare immediately due and payable the entire base rent, and such shall then become immediately due and payable, including all applicable sales tax.

        Nothing herein contained shall be construed as precluding Lessor from having such remedy as may be and become necessary in order to preserve Lessor's right or interest in the leased Premises and in this Lease, even before the expiration of the grace or notice periods provided for in this Lease, if under particular circumstances then existing the allowance of such grace or the giving of such notice will prejudice or will endanger the rights and estate of Lessor in this Lease and in the leased Premises.

23.     OPTION TO RENEW

        Provided no event of default exists and is continuing at the time of giving notice of Lessee's exercise of its option, Lessor grants to Lessee an option to renew the Lease for six (6) additional three (3) year periods, commencing at the close of the initial lease Term and each succeeding option period respectively.


24.     OPTION TO EXPAND

        Provided no event of default exists and is continuing at the time of giving notice of Lessee's exercise of its option, Lessor grants to Lessee, on July 3, 2000, an option to expand the leased Premises to include the 2,533 square foot portion of Building 56 presently occupied by Lessor's calibration laboratory as identified on Exhibit "C". Lessee shall give Lessor ninety (90) days written notice of its intent to exercise this option. The cost of reconfiguring said portion of Building 56 to suit Lessee's needs shall be at Lessee's sole expense. If Lessee does not exercise this option on July 3, 2000, the next time it may be exercised is on July 3, 2001 and every subsequent anniversary thereof, if not already exercised, until the termination date of this Lease as specified in Section 2 herein.

        Upon the exercise of this option, the monthly base rent shall be increased to reflect the total rentable square footage of Building 56 to be occupied by Lessee, which is 7,708 square feet (95%). The 400 square-foot Communications Equipment Room shown on Exhibit "C" is excluded from this Option, as set forth in Section 15 herein. Lessor's employees, agents, and contractors shall be allowed unrestricted access to and use of the hallway running east-west through Building 56 for purposes of traversing the Complex.

25.     HAZARDOUS MATERIALS

        Lessee shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Complex, or transport to or from the Premises or any part of the Complex, any Hazardous Materials or allow its employees, agents, contractors, invitees or any other person or entity to do so except in material compliance with all Federal, state and local laws, regulations and ordinances. The term "Hazardous Materials" shall include without limitation:

(a) Those substances defined as a "Hazardous Substance" under Section 1.1 of the Asset Purchase Agreement;

(b) Those substances included within the definition of "hazardous substances", "hazardous materials", "toxic substances", or "solid wastes" under CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws.

        Lessee hereby acknowledges receipt of and agrees to comply with Lessor's Stormwater Pollution Prevention Plan for the handling and storage of Hazardous Materials. In addition to the foregoing, Lessee further agrees that except as previously disposed of in the conduct of the Photomask Business by Lessor without material variation, without Lessor's prior written consent which may be given or withheld in Lessor's sole discretion, only ordinary domestic sewage is permitted to be put into the sanitary waste drains of the Premises.

        So long as the Photomask Business operations carried on by Lessee are conducted substantially in the same way that Lessor conducted the Photomask Business prior to the Closing Date, Lessee's industrial wastewater will be treated in Lessor's wastewater treatment system and the effluent from that system will be disposed of in Lessor's deep well. If Lessee desires to put any substances other than what was disposed of prior to the Closing Date by Lessor in the industrial wastewater drains, it shall first submit to Lessor a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Lessor shall properly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Lessee. Upon demand, Lessee shall reimburse Lessor for the reasonable expenses incurred by Lessor in making such determination. Any change in the type or kind of chemicals used by Lessee or a material change in the volume of effluent produced by Lessee must first be approved in writing by Lessor. Lessee must furnish Material Safety Data Sheets with any new chemicals approved for use by Lessor.

        Regardless of whether Lessor approves of Lessee's use, storage or disposal of Hazardous Materials, Lessee shall be liable to Lessor for and indemnify and hold Lessor harmless against all direct damages (including, but not limited to, investigation, remedial costs, fines, and judgments), liabilities and claims to the extent arising out of Lessee's activities associated with storing, handling, using, or disposing of Hazardous Materials on the Complex. In the event Lessee's activities with Hazardous Materials create a contamination problem on or adjacent to the Premises or Complex, Lessee shall promptly commence investigation and remedial activities to remedy the problem. If appropriate or required by law, these activities shall be conducted in conjunction with Federal, state and local oversight and approvals and in accordance with applicable government regulations.

        Lessee agrees immediately to report to Lessor any unlawwful and material release on or adjacent to the Premises or Complex by Lessee of any Hazardous Materials in order to allow Lessor's Emergency Response Team ("ERT") to respond to such release. Lessee and Lessee's employees shall follow directions from the incident commander of Lessor's ERT in responding to such release. In addition, Lessee shall provide Lessor with copies of any and all correspondence between Lessee and any environmental regulatory agencies of any federal, state or local governmental authorities relating to a violation or alleged violation of environmental laws, rules or regulations by Lessee at the Premises. If Lessee performs or causes to be performed any environmental testing of the Premises, Lessee shall provide Lessor with a complete copy of the results of any such tests and any reports analyzing such results. Any testing required by an environmental regulatory agency because of a permit modification due to Lessee's operations shall be at Lessee's expense.

        Lessor shall have the right to enter on the Premises and any part thereof, after reasonable notice and at reasonable times during normal business hours, for the purpose of performing any of the work for which Lessor is responsible under the Lease, or to engage in any other activities deemed reasonably necessary by Lessor to ensure the compliance of the Premises with applicable environmental laws and regulations, including the performance of any such activities required to be performed by Lessee hereunder or under applicable laws or regulations, following reasonable notice and an opportunity to Lessee to cure, if appropriate in the light of the circumstances. In the event of a release or other environmental emergency at the Premises Lessor shall have the right to enter the Premises for purposes of responding to such release or emergency without giving Lessee notice in advance. Lessor reserves the right to immediately stop any wrongful or unlawful discharge by Lessee.


26.     INDEMNIFICATION

        Lessee shall indemnify and hold Lessor harmless from and against any claims arising from Lessee's use of the Premises or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere, including, but not limited to, releases of Hazardous Materials or a violation of environmental laws. Lessee shall further indemnify and hold harmless Lessor from and against any claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, and Lessee hereby waives all claims in respect thereof against Lessor.

        Lessee shall indemnify and save Lessor harmless from any and all direct liability, loss, damage, expense, causes of action, suits, claims, or judgments arising from injury to person or property resulting from or based upon the actual use of the Complex or Premises by Lessee's employees, agents, contractors, or guests, and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others upon any such liability or claim and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action, provided that Lessor shall give Lessee prompt written notice of any such claim or demand.

        Lessor shall indemnify and hold Lessee harmless against all direct damages (including investigation and remedial costs), liabilities and claims arising out of any and all pre-

Commencement Date activities related to the Premises associated with Hazardous Materials or a violation of environmental laws

        No indemnity provided by Lessee to Lessor hereunder shall apply to the extent that the applicable claim, expense, liability, loss, damage, cause of action, suit or judgment is caused by the negligence or willful misconduct of Lessor, its agents or employees.


27.     ABANDONMENT OF PREMISES

        Lessee shall not vacate or abandon the Premises at any time during the term hereof for a period exceeding 90 days, and if Lessee shall abandon or vacate the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the Premises shall be deemed to be abandoned, at the option of Lessor. All rent due under the remaining term of this Lease shall be due and payable immediately.


28.     ASSIGNMENT AND SUBLETTING

        Lessee shall not assign this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Lessor first had and obtained, except that Lessee may sublet office space to their Sales Representatives for a term consistent with the Term of this Lease, subject to the rights of Lessor and obligations of Lessee in this Lease. Should Lessor cancel this Lease as provided in Section 29 herein, Lessee must immediately cancel the sublease with the Sales Representative. Lessor shall not be responsible to Lessee's Sales Representatives in any way for exercising the option to cancel.

        The consent to this or any other assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall at the option of Lessor, terminate this Lease. Notwithstanding the foregoing, Lessee may assign without the prior consent of Lessor, its rights hereunder to any wholly-owned subsidiary or Affiliate of Align-rite International, Inc., or to any post-Closing purchaser(s) of all of the capital stock of Align-Rite International, Inc. or of substantially all of its assets, and except that Lessor may assign, without the prior consent of Lessee, its rights hereunder to any wholly-owned subsidiary or Affiliate of Harris Corporation or to any post-Closing purchaser(s) of substantially all of the Semiconductor Business Unit of Harris Corporation. Notwithstanding the above, Harris covenants and agrees that in the event it sells all or substantially all of its assets related to its semiconductor business (including, but not limited to, its June 3, 1999 announced sale of its semiconductor business to a subsidiary of Sterling Holding Company, Citicorp Venture Capital investment portfolio company), it shall require as a condition of completion of such transaction that the purchaser of such assets, as well as any successors of any such purchaser, enters into an express assumption of this Agreement, as if such purchaser or such successor were the original party to this Agreement, and the form of any such assumption agreements shall be reasonably acceptable to Align-Rite. In the event of any such assignments, Harris shall be deemed to have guaranteed the performance of such purchaser's or successor's obligations hereunder and be responsible therefor. Align-Rite covenants and agrees that in the event it sells all or substantially all of the Business Assets, it shall require that the purchaser of such assets, as well as any successors of any such purchaser, enters into an express assumption of this Agreement, as if such purchaser or such successor were the original party to this Agreement, and the form of any such assumption agreements shall be reasonably acceptable to Harris. In the event of any such assignments, Align-Rite shall be deemed to have guaranteed the performance of such purchaser's or successor's obligations hereunder and be responsible therefor.

        In the event Lessor disposes of the Complex or that portion containing the Premises, Lessor may assign its rights and delegate its obligations under this Lease to the purchaser without consent of the Lessee, which purchaser shall be bound by this Lease, including the obligations of the Lessor hereunder, provided that such terms of assignment are accepted in writing by the purchaser.


29.     OPTION TO CANCEL

        Lessor agrees that Lessee may cancel its obligations under this Lease at the beginning of the twenty-fifth (25th) month of the Term hereof after providing Lessor with ninety (90) days written notice of Lessee's intent to cancel. Lessor also agrees that Lessee may cancel its obligations under this Lease at the beginning of the sixty-first (61st) month of the Term hereof after providing Lessor with one hundred eighty (180) days written notice of Lessee's intent to cancel. This option may also be exercised at the beginning of each successive thirty-six (36) month period (eg. 97th month, 133rd month, 169th month, etc.) thereafter, including all renewal option terms, upon Lessee giving Lessor one hundred eighty (180) days notice of its intent to cancel. Upon exercise of this option, Lessee shall pay Lessor the amount of four (4) times the monthly rental for the month in which notice of cancellation was given, payable upon notification to Lessor of Lease cancellation, as consideration for Lessor's cancellation of the Lease Agreement between the parties. Lessee shall vacate the Premises promptly within ninety (90) days following notification to Lessor hereunder, and in the event Lessee does not vacate promptly, the rental shall continue to be payable in accordance with the Lease, without credit for said payment of four times the monthly rental, until such time as Lessee vacates the Premises. Lessee shall vacate the Premises in the condition required under
Section 40 of this Lease.

        Lessee agrees that Lessor may cancel its obligations under this Lease at the beginning of the twenty-fifth (25th) month of the Term hereof after providing Lessee with ninety (90) days written notice of Lessor's intent to cancel. Lessee also agrees that Lessor may cancel its obligations under this Lease at the beginning of the sixty-first (61st) month of the Term hereof after providing Lessee with one hundred eighty (180) days written notice of Lessor's intent to cancel This option may also be exercised at the beginning of each successive thirty-six (36) month period (eg. 97th month, 133rd month, 169th month, etc.) thereafter, including the renewal option terms, upon Lessee giving Lessor one hundred eighty (180) days notice of its intent to cancel. Upon exercise of this option, Lessor shall pay Lessee the amount of four (4) times the monthly rental for the month in which notice of cancellation was given, payable upon notification to Lessee of Lease cancellation, as consideration for Lessee's cancellation of the Lease Agreement between the parties.

        Upon cancellation of this Lease by either party, Lessor shall have, and Lessee hereby grants to Lessor, the option to repurchase all fixtures and improvements as set forth in Schedule 2.1(a)(i)

Attachment V (excluding the Exide 150 System and the Generator/Fuel system) of the Asset Purchase Agreement attached to the real property at their fair market value.

30.     COMPLIANCE WITH LAW

        Lessee shall, at Lessee's expense, comply promptly and materially with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will create a waste or a nuisance or unreasonably disturb use of the adjacent premises.

31.     HOLDING OVER

        Any holding over after the expiration of this Lease, with the consent of Lessor, shall be construed as a month-to-month tenancy at the then existing rental rate. If Lessee fails without the consent of Lessor to vacate the Premises at the expiration of this Lease or any extension period thereof, if extended, then Lessee shall pay Lessor at 150% of the then existing rental rate for the time Lessee thus remains in possession and, in addition thereto, shall be responsible for and reimburse Lessor for all direct damages sustained by Lessor by reason of Lessee's retention of possession. The provisions of this section do not exclude Lessor's rights of re-entry or any other right or remedy of Lessor hereunder.

32.     LESSOR'S RIGHT TO ENTRY AND INSPECTION

        Lessee shall permit and shall cooperate with Lessor or Lessor's agents to enter upon the Premises at reasonable times and upon reasonable notice, for the purpose of inspecting and/or repairing the same, and during the last six months of the Term, will permit persons desiring to purchase or lease the same to inspect the Premises thereafter upon reasonable notice to Lessee, so long as they do not disrupt Lessee's business activities.

        Lessor reserves the right to retain at all times pass keys to the Premises and, at any time and without notice in the event of an emergency, and otherwise upon reasonable notice and at reasonable times, to enter onto the Premises and any buildings or other improvements of the Premises to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises, the buildings or to the land, as may be necessary or desirable for the safety, protection or preservation of the Premises, the buildings or the land or Lessor's interests, or as may be necessary or desirable in the operation or improvement of the Premises, the buildings or the land or in order to comply with all laws, order and requirements of governmental or other authority.

33.     LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS

        If Lessee shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Lessor may, but shall not be obligated to, and without waiving or releasing Lessee from any obligation of Lessee under this Lease, make such payment or perform such other act to the extent Lessor deems desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Lessor and all penalties, interest, and costs in connection therewith shall be due and payable by Lessee on the next day after Lessee receives notice of any such payment by Lessor, together with interest thereon at the rate of 12 percent (12%) per annum, or the highest legal rate of interest, whichever is lower, from such date to the date of payment thereof by Lessee to Lessor plus collection costs and attorneys' fees. Lessor shall have the same rights and remedies for the non-payment thereof as in the case of default in the payment of rent.

34.     LATE PAYMENT CHARGES

        If the rent is not paid within ten (10) days from the date same is due, Lessor, at its option, may charge a late fee of two percent (2%) per annum above the prime interest rate published in the Wall Street Journal as of the date on which payment was due, calculated on a daily basis. If the rent or any other amount due hereunder becomes more than ninety (90) days past-due, Align-Rite International, Inc. guarantees and will make payment of such amount on behalf of Lessee.

35.     LIENS

        Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Lessee. Lessee shall cause any such lien imposed to be released of record by payment or posting of a proper bond within ten (10) days after imposition of the lien or written request by Lessor, or furnish other assurances for payment reasonably acceptable to Lessor. Lessee shall give Lessor written notice of Lessee's intention to perform work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Lessor to post and record a notice of non-responsibility or other notice deemed proper before the commencement of any such work.

36.     NOTICES

        Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by independent messenger or overnight courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, in which event such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, addressed to the other party at the address set forth in the Lease Summary herein.

        Either party may change its address by giving notice of same in accordance with this paragraph.

37.     QUIET ENJOYMENT

        Upon the performance by Lessee of all of the agreements herein set forth, Lessee may quietly hold and occupy the Premises without any interruption (except as expressly contemplated by this Lease) by Lessor or persons claiming through or under Lessor. Lessor's liability under







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

the covenants of this section is limited to the abatement of rent, unless Lessee is dispossessed by an act of bad faith on the part of Lessor or persons claiming through or under Lessor, in which case Lessee shall be also entitled to reimbursement for actual documented moving expenses up to a maximum of $150,000, but shall not include any consequential or incidental damages incurred by Lessee. Nonetheless, Lessor shall not be barred from bringing any valid action on the Lease. Any lawsuit brought by Lessor to enforce the terms of this Lease or seeking a declaration of Lessor's rights pursuant to this Lease shall not be deemed a violation of this clause.

38.     SECURITY DEPOSIT

        No security deposit is required under this Lease.

39.     SUCCESSORS AND ASSIGNS

        The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto, and all of the administrators and assigns of all of the parties hereto, and all of the parties hereto shall be jointly and severally liable hereunder.

40.     SURRENDER OF PREMISES

        On the last day of the Term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment. Lessee shall remove the cleanroom. Lessee shall decontaminate Building 60 and remove all hazardous substances, toxic substances, solid waste and hazardous materials (as described in Section 25(b) herein) from all ceilings, floors and walls and any permanent structures remaining within Building 60. In the event Lessee is surrendering the premises due to Lessor's expressed desire to reoccupy Building 60, Lessor shall be responsible for decontaminating Building 60. Lessee shall remove all signs installed on the Complex under Section 11 herein. Any clean-up and/or repairs required to restore the Premises to the condition it was in at the commencement of this Lease not performed by Lessee as of the last day of the term hereof shall be performed by Lessor or Lessor's agent at Lessee's expense, unless otherwise provided herein.

41.     TRANSFER OF PROPERTY BY LESSOR

        Except as may be provided in Section 28, in the event of any conveyance of the Complex and assignment by Lessor of this Lease, Lessor shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of such conveyance and assignment so long as Lessor's successor agrees and covenants to assume all of Lessor's obligations under this Lease occurring after the consummation of such conveyance assignment.







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

42.     ESTOPPEL CERTIFICATE AND SUBORDINATION

a) Lessee shall upon Lessor's written request, promptly execute and deliver to Lessor, without charge, a statement certifying that this Lease is in full force and effect in its original form or is in full force and effect as modified, and if applicable, the date to which the rent has been prepaid and any other information as may be reasonably required by Lessor.

b) Lessee agrees to promptly execute and deliver to Lessor, upon written request, without charge, in such form as may be reasonably required by any prospective lender to Lessor, an instrument or instruments whereby Lessee will agree to subordinate this Lease to the lien of said lender's mortgage or deed of trust or other encumbrance, and in the case of foreclosure will attorn to such mortgagee or holder acquiring title by foreclosure; provided such new Lessor shall agree that Lessee may continue to occupy the Premises in accordance with this Lease. As used herein, the term "foreclosure" shall include both judicial proceedings and the exercise of a power of sale under any mortgage or deed of trust without recourse to judicial proceedings.

c) In the event such instruments are required for the sale of the Complex, Lessee further agrees to promptly execute and deliver said instruments to Lessor, upon which delivery Lessee shall attorn to the buyer of the Complex.

43.     GENERAL

a) The meaning of terms not defined in this Lease shall be the same as that defined in said Asset Purchase Agreement or Site Services Agreement.

b) The captions used in this lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

c) Any executed copy of this Lease Agreement shall be deemed an original for all purposes.

d) In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

e) When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, or joint venture, and the singular includes the plural.

f) The waiver by Lessor of any breach of any term, condition, or covenant of this Lease shall not be deemed a waiver of such provision or any subsequent breach of the same or any other term, condition, or covenant of this Lease.

g) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


44.     GOVERNING LAW







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

        This Lease and the relationship between Lessor and Lessee shall be governed by and construed in accordance with the laws of the State of Florida.

45.     FORCE MAJEURE

        Neither party shall be liable in damages for any delay or default in the performances of any or all obligations of this Lease, if such delay or default is caused by conditions beyond its control, including, but not limited to: acts of the elements, fires, explosions, floods or other casualties, governmental orders or restrictions, and the inability despite diligent efforts to obtain necessary governmental approvals. The party incurring the delay shall promptly notify the other party in writing, and performance shall be extended one day for each day of delay.

46.     ENTIRE AGREEMENT

        This Lease, together with the Asset Purchase Agreement and the Site Services Agreement, contains all of the terms, covenants and conditions agreed to by Lessor and Lessee, integrates all discussions and understandings leading up to this Agreement, supersedes all prior agreements between the parties pertaining to the subject matter herein, and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties to this Lease or their respective successors in interest.

47.     ATTORNEYS' FEES

        In case suit should be brought for recovery of the Premises, or for any sum due hereunder, for the enforcement or interpretation of any of the terms or conditions of this Lease, or because of any act which may arise out of the possession of the Premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

48.     AUTHORITY

        Lessee and Lessor warrant and represent that their respective representatives executing this Lease each have the full power and authority to execute this Lease on behalf of Lessee and Lessor, respectively, and that this Lease, once executed by the signatory of Lessee or Lessor, as the case may be, shall constitute a legal and binding obligation of that party and is fully enforceable in accordance with its terms.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement as of the day and year first written above.









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

Harris Corporation                      Align-Rite, Inc.
Semiconductor Business Unit



---------------------------             --------------------------------------
By:     W. Russ Morcom                  By:     James L. MacDonald
        V.P.-GM Operations                  Chairman of the Board



                                        As to the gaurantees,
                                        Align-Rite International, Inc.



                                        --------------------------------------
                                        By: James L. MacDonald
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

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                                       30

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                                    Exhibit B

Description of demised Premises:

                                   BUILDING 60

        Building 60 is part of the Complex located at 2401 Palm Bay Road NE, Palm Bay, FL 32907, and is approximately fifty (50) feet north of Building 53, to the east of Building 56 and to the west of Building 54 as shown on Exhibit "A". It contains approximately 25,567 square feet of space, including 16,279 sq. ft. under air, 4,883 sq. ft. of facilities service area on the first floor, and 4,405 sq. ft. of facilities service area on the second floor, and all improvements thereon and appurtenances thereto.


                                   BUILDING 56

        Building 56 is part of the Complex located at 2401 Palm Bay Road NE, Palm Bay, FL 32907, and is adjacent to the north side of Building 53, to the east of Building 52 and to the west of Building 60 as shown on Exhibit "A". It contains approximately 8,108 square feet, of which ITG uses 4,170 rentable square feet as shown on Exhibit "C". The rentable square foot area does not include the 400 square-foot Communications Equipment Room (CER) identified on Exhibit "C". Lessee shall have access to and use of the 486 square-foot area located on the second floor of Building 56 as identified on Exhibit "D", but shall not be charged for such usage.


        Lessor will retain title to the Real Property on which Buildings 56 and 60 are located, including all fixtures, improvements, and appurtenances thereto. Lessor will also retain title to the Real Property on which an entry-way to building 60 is constructed as set forth in Section 13 herein as well as the Real Property on which the six parking spaces designated for use by Lessee are located as set forth in Section 12 herein.










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